EXHIBIT 10.22



THE BANK OF NEW YORK
NEW YORK'S FIRST BANK - FOUNDED 1784 BY ALEXANDER HAMILTON


                               1290 AVENUE OF THE AMERICAS, NEW YORK, N.Y. 10104


                                               April 21, 1999


THINK New Ideas, Inc.
45 West 36th Street
12th Floor
New York, New York 10018

Attention:   Melvin L. Epstein
             Chief Financial Officer

        Re:     Line of Credit to THINK New Ideas, Inc. (the "Company")


Gentlemen/Ladies:

      The Bank of New York (the "Bank") is pleased to confirm that it has extended the period of availability of the secured line of credit that the Bank holds available to the Company.

      The line of credit shall be held available until July 31, 1999 unless canceled earlier as provided in the last sentence of this paragraph. During the period the line of credit is held available, the line of credit may be used for direct borrowings by the Company for working capital provided that the aggregate amount of all extensions of credit under the line of credit at any one time outstanding (including all extensions of credit, i8f any, which were made under the line of credit prior to the date of this letter and are outstanding as of the date of this letter) shall not exceed the lesser of $5,000,000 or the Borrowing Base, in each case minus the undrawn face amount of Letter of Credit No. S00038414 issued by the Bank for the account of the Company in the original face amount of $264,000. The line of credit may be canceled by either party at any time for any reason.

      "Borrowing Base" shall mean an amount (as determined by the Bank an based upon the information set forth in the most recent borrowing base certificate delivered by the Company to the Bank) equal to 80% of each of the accounts receivable of the Company in respect of which each of the following is satisfied:

              (i) The Bank has a perfected first priority security interest in such account receivable;

              (ii) Such account receivable has no amounts unpaid for more than 90 days past the date of the related invoice;

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              (iii) The account  debtor on such amount  receivable is located in the United States of America; and

              (iv) The amount of such account receivable does not include amounts for which the Company may be liable to the account debtor on such account receivable for goods sold or services rendered by such account debtor to the Company.

      The making of any extension of credit under the line of credit is in the Bank's sole and absolute discretion and is subject to the Bank's satisfaction with the condition (financial and otherwise), business, prospects, properties, assets, ownership, management and operations of each of the Company, On Ramp, Inc. ("On Ramp") and Scott Mednick & Associates, Inc. ("Mednick"), the collateral for the obligations of the Company, On Ramp and Mednick, and the purpose of each extension of credit.

      All extensions of credit under the line of credit (including all such extensions of credit, if any, made under the line of credit prior to the date of this letter and outstanding as of the date of this letter) shall be evidenced by the Master Promissory Note (Alternate Base Rate/LIBOR) dated April 28, 1998 made by the Company to the order of the Bank in the principal amount of $5,000,000.00 and shall be payable and bear interest as provided therein.

      The obligations of the Company with respect to the line of credit and all extensions of credit under the line of credit shall be jointly and severally guaranteed by On Ramp and Mednick pursuant to the General Guarantees (Secured), each dated April 29, 1998, executed by them. In addition, (a) the obligations of the Company with respect to the line of credit and all extensions of credit under the line of credit shall be secured, pursuant to the terms of the Security Agreement dated April 28, 1998, executed by the Company in favor of the Bank, as amended, by a security interest in or lien on all personal property of the Company (other than any and all copyrights, trademarks, service marks, patents and other similar rights and interests of the Company, all equipment which is leased by the Company and the Company's interest as lessee under the leases for such equipment) and (b) the obligations of each of On Ramp and Mednick with respect to the line of credit shall be secured, pursuant to the terms of the Security Agreements dated April 28, 1998, executed by them in favor of the Bank, each as amended, by a security interest in or lien on all personal property of On Ramp and Mednick (other than any and all copyrights, trademarks, service marks, patents and other similar rights and interests of On Ramp and Mednick, all equipment which is leased by On Ramp and Mednick and the On Ramp's and Mednick's interests as lessee under the leases for such equipment).

      As long as the line of credit is held available, the Company shall pay to the Bank, quarterly in arrears on the first day of each January, April, July and October, commencing April 30, 1999, and administrative fee of 1/4% per annum on the average daily unused amount of the line of credit during the preceding quarter (or shorter period commencing with the date of this letter), which fee shall be calculated on the basis of the actual number of days elapsed in a year of 360 days.

      For so long as the line of credit is held available or the Company has any obligations outstanding under the line of credit, there shall be delivered to the Bank the following, each in form and content satisfactory to the Bank:

              A. Within 15 days after the filing thereof, a copy of the Forms 10-K and 10-Q filed by the Company with the Securities and Exchange Commission;

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              B. Within 15 days after the end of each calendar  month,  an aging schedule of the Company's accounts receivable (including a segregation of the pre-billed media accounts receivable of the Company) as of the last business day of such calendar month; and

              C. Promptly, such other information as the Bank may reasonably request from time to time.

      Prior to the making of any extension of credit under the line of credit, the Bank shall have received the enclosed copy of this letter, amendments of the security agreements referred to above, and such other instruments, certificates and related documents as the Bank shall consider necessary or desirable in connection with the line of credit and the extensions of credit to be made under the line of credit, in each case duly executed by the appropriate persons and in form and substance satisfactory to the Bank.

      This letter may not be amended, and compliance with its terms may not be waived, orally or by course of dealing, but only by a writing signed by an authorized officer of the Bank.

      The Company agrees to pay all costs and expenses incurred by the Bank incidental to or in any way relating to endorsement of the Company's obligations under this letter or the protection of the Bank's rights in connection with this letter, including, without limitation, reasonable attorneys' fees and expenses, whether or not litigation is commenced.

      THE COMPANY AND THE BANK WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF OR IN ANY WAY CONNECTED TO THIS LETTER.

      Please acknowledge the agreement of the Company with the foregoing by executing both copies of this letter in the space below and returning one copy to the Bank.

                                                      Very truly yours,

                                                      THE BANK OF NEW YORK



                                                       By: /s/ A. Alan Ackbarali
                                                           --------------------
                                                           A. Alan Ackbarali
                                                           Vice President


Acknowledged and Agreed to:

THINK NEW IDEAS, INC.


By:  /s/     Melvin Epstein
    --------------------------------
    Name:    Melvin Epstein
            ------------------------
    Title:   Chief Financial Officer
            ------------------------